Exhibit 21.1

Subsidiaries of Sterling Financial Corporation:

Name of Entity	State of Incorporation

Golf Escrow Corporation	WA
Klamath First Capital Trust I	DE
Lynnwood Financial Statutory Trust I	CT
Lynnwood Financial Statutory Trust II	DE
Sterling Capital Trust III	DE
Sterling Capital Trust IV	DE
Sterling Capital Statutory Trust V	CT
Sterling Capital Trust VI	DE
Sterling Capital Trust VII	DE
Sterling Capital Trust VIII	DE
Sterling Capital Trust IX	DE
Sterling Savings Bank	WA
(d/b/a Sonoma Bank in CA)
Tri-Cities Mortgage Corporation (inactive)	WA
Subsidiaries of Sterling Savings Bank:

Name of Entity	State of Incorporation

Action Mortgage Company (inactive)	WA
(d/b/a SSB Mortgage Corporation in CA)
(d/b/a Sterling Mortgage Company in CO)
(d/b/a Action Mortgage Company, Inc. in HI)
(d/b/a SSB Mortgage Company in TX)
(d/b/a Sterling Mortgage Company in UT)
The Dime Service Corporation (inactive)	MT
Evergreen Environmental Development Corporation (inactive)	WA
Evergreen First Service Corporation (inactive)	WA
Sterling Savings Banc Financial Services, Inc.	WA
(a subsidiary of Evergreen First Service Corporation)
(d/b/a Sonoma Banc Financial Services in CA)
Fidelity Service Corporation (inactive)	WA
INTERVEST-Mortgage Investment Company	WA
Mason-McDuffie Financial Corporation	WA
(a subsidiary of INTERVEST-Mortgage Investment Company)
Source Capital Corporation (inactive)	WA
Peter W. Wong Associates, Inc. (a subsidiary of Source Capital Corporation)	WA
Source Capital Leasing Corporation (a subsidiary of Source Capital Corporation) (inactive)	WA